Exhibit 99.1

 Serve Robotics Announces First Quarter 2024 Results and Provides Corporate Update

●	Revenue of $0.95 million; 124% sequential growth in delivery and branding revenue

●	Signed agreement with Magna International for a long-term licensing partnership and exclusive contract manufacturing of Serve robots

●	Post quarter-end, successfully uplisted to the Nasdaq Capital Market with concurrent $40 million equity offering

●	Continued focus on deploying 2,000 robots under Uber Eats contract

SAN FRANCISCO, May 15, 2024 — Serve Robotics Inc. (the “Company” or “Serve”) (Nasdaq:SERV), a leading autonomous sidewalk delivery company, today announced financial results for the three months ended March 31, 2024 and provided a corporate update.

“The Company delivered improvements in our operational key metrics and fundamentals, including a 97% increase in daily supply hours and a 70% increase in daily active robots, when compared to the first quarter of last year. These improvements were achieved while our costs to service delivery and branding revenue remained steady. This is a testament to our employees’ execution on Serve’s mission to reduce the cost of last-mile transportation, and highlight our dedication to scaling our operations infrastructure. Our core technology continues to be validated by our partners, as evidenced through our recent agreements with Magna International, and we continue to see strong demand for our robots to be deployed into existing and new markets. We are also very excited to continue our growth through the completion of our $40 million underwritten public offering, supported by our strategic investors Uber and Nvidia, and our recent listing on Nasdaq,” said Ali Kashani, Serve’s Cofounder and CEO. “We look forward to executing on the milestones within our strategic plan, which we intend to provide to stockholders in the coming months.”

Serve’s near-term strategic focus remains executing its plan to develop, manufacture, and deploy a fleet of 2,000 autonomous robots on the Uber Eats platform through 2025. The proceeds from the Company’s underwritten public offering in April 2024 allowed Serve to unlock procurement commitments, initiate final design-for-manufacturing reviews, and conduct further validation testing in advance of full-scale commercial production.

Serve’s long-term vision remains to deploy robots in adjacent delivery and transportation verticals within multiple markets.

First Quarter 2024 and Recent Highlights

●	Public Market Debut: The Company commenced listing on the OTCQB on March 7, 2024. Following the end of our first quarter, the Company completed an uplisting to the Nasdaq Capital Market, and began trading on the Nasdaq Capital Market under the ticker symbol “SERV” on April 18, 2024. This uplisting enabled the completion of a public equity offering generating $40.0 million in gross proceeds.

●	Strategic Investments: Participation in the offering included $4.5 million of new investment from one of Serve’s largest stockholders and strategic partners, Postmates, LLC, a wholly-owned subsidiary of Uber Technologies Inc (NYSE: UBER). Long-term technology partner NVIDIA (Nasdaq: NVDA) also participated in a $2.5 million investment round closed on January 2, 2024.

●	Operational Performance: Serve averaged 300 daily supply hours during the first quarter 2024, a 97% increase compared to first quarter 2023, and a 15% increase compared to fourth quarter 2023. The Company also achieved a 70% increase in daily active robots for the first quarter 2024 compared to first quarter 2023, and 15% increase compared to fourth quarter 2023.

●	Magna Collaboration: Serve entered into a Master Services Agreement (“MSA”) with Magna International Inc. (“Magna”) (TSX: MG; NYSE: MGA), one of the world’s largest automotive suppliers. Included in the MSA was both a statement of work for services to be provided by Serve, and a licensing agreement in which the Company licensed its autonomous technology software to accelerate Magna’s development into new products within the robotics and logistics space.

○	Manufacturing: On April 24, 2024, the Magna MSA was expanded through the establishment of a new production and purchase agreement wherein Magna became the exclusive contract manufacturer of Serve’s delivery robots.

First Quarter Financial Highlights

●	First quarter revenue was $0.95 million including $0.85 million of software service revenue derived from the Company’s agreement with Magna. The Company expects to recognize the remaining $0.35 million in the second quarter 2024.

●	As of March 31, 2024, the Company had $0.43 million of cash and cash equivalents. As of April 30, 2024, the Company had approximately $34.2 million of cash and cash equivalents, after including proceeds from its April 2024 public offering.

●	As of March 31, 2024, the Company had 24.6 million shares of common stock outstanding. As of May 13, 2024, following the share issuance from the Company’s April 2024 public offering, the Company had 37.1 million shares of common stock outstanding, and 42.2 million shares on a fully diluted basis.

Supplemental Financial Information

The key metrics and financial tables outlined below are metrics that provide management with additional understanding of the drivers of business performance and the Company’s ability to deliver stockholder return. Investors should not place undue reliance on these metrics as indicators of future or expected results. The Company’s presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Table 1: Key Metrics

	Three Months Ended
	March 31,
	2024	2023
Key Metrics	(Unaudited)	(Unaudited)
Daily Active Robots (1)	39	23
Daily Supply Hours (2)	300	152

(1)	Daily Active Robots: The Company defines daily active robots as the average number of robots performing daily deliveries during the period.
(2)	Daily Supply Hours: The Company defines daily supply hours as the average number of hours the Company’s robots are ready to accept offers and perform daily deliveries during the period.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we or our management are discussing our beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent management’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s partnership with Magna, timing of the Company’s robot deployment, the Company’s ability to expand to additional markets, and the Company’s timing and ability to scale to commercial production.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 that will be filed following this earnings release, and in our subsequent SEC filings. We can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Serve Robotics Inc.

Condensed Consolidated Balance Sheet (unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$427,482	$6,756
Accounts receivable	266,030	2,955
Inventory	736,535	774,349
Prepaid expenses	629,610	676,969
Deferred offering costs	973,491	-
Total current assets	3,033,148	1,461,029
Property and equipment, net	33,839	48,422
Right of use asset	668,462	782,439
Deposits	512,659	512,659
Total assets	$4,248,108	$2,804,549

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,725,064	$2,050,605
Accrued liabilities	1,151,158	255,849
Deferred revenue	68,899	-
Note payable, current	1,000,000	1,000,000
Note payable - related party	-	70,000
Convertible notes payable, net of debt discount	4,549,395	-
Derivative liability	1,489,000	-
Right of use liability, current portion	474,649	496,963
Lease liability, current portion	2,335,796	2,363,807
Total current liabilities	12,793,961	6,237,224
Note payable, net of current portion	-	230,933
Restricted stock award liability	154,630	158,617
Right of use liability	105,643	211,181
Total liabilities	13,054,234	6,837,955

Commitments and contingencies (Note 10)

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of both March 31, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized, 24,957,814 and 24,832,814 shares issued and 24,633,795 and 24,508,795 shares outstanding as of both March 31, 2024 and December 31, 2023	2,462	2,450
Additional paid-in capital	68,729,393	64,468,141
Subscription receivable	(165,629)	(169,616)
Accumulated deficit	(77,372,352)	(68,334,381)
Total stockholders’ equity (deficit)	(8,806,126)	(4,033,406)
Total liabilities and stockholders’ equity (deficit)	$4,248,108	$2,804,549

Serve Robotics Inc.

Condensed Consolidated Statement of Operations  (unaudited)

	Three Months Ended
	March 31,
	2024	2023

Revenues	$946,711	$40,252
Cost of revenues	352,438	367,261
Gross profit (loss)	594,273	(327,009)

Operating expenses:
General and administrative	1,008,071	1,015,987
Operations	540,974	521,687
Research and development	6,638,441	2,082,949
Sales and marketing	118,236	279,582
Total operating expenses	8,305,722	3,900,205

Loss from operations	(7,711,449)	(4,227,214)

Other income (expense), net:
Interest expense, net	(1,326,522)	(41,744)
Change in fair value of simple agreements for future equity	-	(869,164)
Total other income (expense), net	(1,326,522)	(910,908)

Provision for income taxes	-	-
Net loss	$(9,037,971)	$(5,138,122)

Weighted average common shares outstanding - basic and diluted	24,556,343	6,708,450
Net loss per common share - basic and diluted	$(0.37)	$(0.77)

Serve Robotics Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,037,971)	$(5,138,122)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,923	465,640
Stock-based compensation	4,255,432	93,943
Amortization of debt discount	1,212,836	4,000
Change in fair value of simple agreements for future equity	-	869,164
Interest on recourse loan	3,987	(1,202)
Changes in operating assets and liabilities:
Accounts receivable	(263,075)	8,626
Inventory	37,814	(4,704)
Prepaid expenses	47,359	(33,643)
Accounts payable	(325,541)	64,191
Accrued liabilities	(82,168)	(30,239)
Deferred revenue	68,899	-
Right of use liabilities, net	(13,875)	(11,063)
Net cash used in operating activities	(4,078,380)	(3,713,409)
Cash flows from investing activities:
Purchase of property and equipment	(3,340)	-
Net cash used in investing activities	(3,340)	-
Cash flows from financing activities:
Proceeds from simple agreement for future equity	-	2,666,953
Proceeds from convertible notes payable	4,844,625	-
Exercise of warrants	5,832	-
Repayments of note payable	(250,000)	(250,000)
Repayments of notes payable, related party	(70,000)	-
Repayment of lease liability financing	(28,011)	(552,786)
Net cash provided by financing activities	4,502,446	1,864,167
Net change in cash and cash equivalents	420,726	(1,849,242)
Cash and cash equivalents at beginning of period	6,756	2,715,719
Cash and cash equivalents at end of period	$427,482	$866,477

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$35,892	$40,630

Supplemental disclosure of non-cash investing and financing activities:
Vested restricted stock purchased with recourse notes	$-	$3,436
Deferred offering costs included in accounts payable	$973,491	$-

About Serve Robotics

Backed by Uber and NVIDIA, Serve Robotics develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed tens of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots on the Uber Eats platform across multiple U.S. markets.

Media

Aduke Thelwell

Head of Communications & Investor Relations

Serve Robotics

aduke.thelwell@serverobotics.com

347-464-8510

Investors

CORE IR

investor.relations@serverobotics.com